Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 061054.10

May 8, 2020

Penn Virginia Corporation

16285 Park Ten Place

Suite 500

Houston, Texas 77084

Penn Virginia Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel to Penn Virginia Corporation, a Virginia corporation (the “Company”), for the purpose of providing this opinion letter in connection with the preparation and filing by (i) the Company, (ii) Penn Virginia Holding Corp., a Delaware corporation (“PVH”), (iii) Penn Virginia Resource Holdings Corp., a Delaware corporation (“PVRH”), (iv) Penn Virginia Oil & Gas Corporation, a Virginia corporation (the “Virginia Guarantor”), (v) Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company (“PVOG”), (vi) Penn Virginia Oil & Gas LP LLC, a Delaware limited liability company (“PVOL”), (vii) Penn Virginia Oil & Gas, L.P., a Texas limited partnership (“PVOT”), (viii) Penn Virginia MC Corporation, a Delaware corporation (“PVMC”), (ix) Penn Virginia MC Energy L.L.C., a Delaware limited liability company (“PVME”), (x) Penn Virginia MC Gathering Company L.L.C., an Oklahoma limited liability company (“PVMG”), and (xi) Penn Virginia MC Operating Company L.L.C., a Delaware limited liability company (“PVMO” and, collectively with PVH, PVRH, the Virginia Guarantor, PVOG, PVOL, PVOT, PVMC, PVME and PVMG, the “Subsidiary Registrants”), of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about May 8, 2020. The Registration Statement relates to the registration and the proposed issuance and sale from time to time of up to $535,000,000 aggregate offering price of (i) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) the Company’s or PVHC’s unsecured debt securities, which may be senior or subordinated (“Debt Securities”), (iv) guarantees by one or more of the Subsidiary Registrants of the Company’s Debt Securities or guarantees by the Company and one of more of the Subsidiary Registrants of PVHC’s Debt Securities (“Guarantees”), (v) subscription rights to purchase shares of Common Stock or shares of Preferred Stock (“Subscription Rights”) and (vi) warrants to purchase shares of Common Stock (“Warrants”). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Subscription Rights and Warrants are collectively referred to herein as the “Securities” and each individually a “Security.”

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON

LOS ANGELES    MIAMI    NEW YORK    NORFOLK    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Penn Virginia Corporation

May 8, 2020

Any shares of Common Stock will be issued pursuant to the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), and any series of shares of Preferred Stock will be issued pursuant to articles of amendment to the Articles of Incorporation.

The Debt Securities and the Guarantees will be issued pursuant to one or more indentures to be entered into between the Company, the Subsidiary Registrants and the trustee thereunder (each, an “Indenture”).

Any Subscription Rights will be issued pursuant to one or more subscription agreements (the “Subscription Agreement”) to be entered into between the Company and the agent to be named therein.

Any Warrants will be issued by the Company pursuant to one or more warrant agreements (the “Warrant Agreement”) to be entered into between the Company and the agent to be named therein.

The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and the Virginia Guarantor, certificates of public officials and officers of the Company and the Virginia Guarantor and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Articles of Incorporation and the Company’s Fourth Amended and Restated Bylaws, each as amended through the date hereof, (ii) the Virginia Guarantor’s Articles of Incorporation and the Virginia Guarantor’s Bylaws, each as amended through the date hereof, (iii) the Registration Statement, (iv) resolutions adopted by the Company’s Board of Directors on May 8, 2020, (v) resolutions adopted by the Virginia Guarantor’s Board of Directors on May 8, 2020 and (vi) certificates issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on the date hereof, to the effect that each of the Company and the Virginia Guarantor is existing under the laws of the Commonwealth of Virginia and in good standing (collectively, the “Good Standing Certificates”).

Penn Virginia Corporation

May 8, 2020

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents furnished to us by the Company, the certificates and other comparable documents of officers and representatives of the Company and the Virginia Guarantor and certificates of public officials, without independent verification of their accuracy.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. Each of the Company and the Virginia Guarantor is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. With respect to any shares of Common Stock, when (a) the Company’s Board of Directors or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to authorize and approve the issuance of such shares of Common Stock from the then authorized number of shares of Common Stock available and (b) such shares of Common Stock has been duly issued by the Company and delivered either (i) in accordance with the definitive purchase, underwriting or similar agreement approved by the Company Board, upon payment of the consideration therefor, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company Board, for the consideration approved by the Company Board, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Penn Virginia Corporation

May 8, 2020

3. With respect to any series of shares of Preferred Stock, when (a) the Company Board has taken all necessary corporate action to authorize and approve the issuance of any series of shares of Preferred Stock from the then authorized number of shares of Preferred Stock available, (b) articles of amendment for the particular series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto and (c) the series of shares of Preferred Stock has been duly issued by the Company and delivered either (i) in accordance with the definitive purchase, underwriting or similar agreement approved by the Company Board, upon payment of the consideration therefor, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such series of shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to any Debt Securities, the Company has the corporate power and authority to authorize the applicable Indenture and any supplemental indenture or officers’ certificate thereto and the issuance and sale of the related Debt Securities and, when the Company Board has taken all necessary corporate action to authorize and approve the applicable Indenture and any supplemental indenture or officers’ certificate thereto and the issuance and sale of the related Debt Securities, the Company will have the corporate power and authority to execute and deliver the applicable Indenture and any supplemental indenture or officers’ certificate thereto and to execute, issue and deliver the related Debt Securities.

5. With respect to any Guarantee by the Company or the Virginia Guarantor, each of the Company and the Virginia Guarantor has the corporate power and authority to authorize the applicable Indenture and any supplemental indenture or officers’ certificate thereto (or other document evidencing such Guarantee) and the issuance and sale of such Guarantee and, when the Company Board or the Board of Directors of the Virginia Guarantor or a duly constituted and acting committee thereof, as applicable, has taken all necessary corporate action to authorize and approve the applicable Indenture and any supplemental indenture or officers’ certificate thereto (or other document evidencing such Guarantee) and the issuance and sale of such Guarantee, each of the Company and the Virginia Guarantor will have the corporate power and authority to execute and deliver the applicable Indenture and any supplemental indenture or officers’ certificate thereto (or other document evidencing such Guarantee) and to execute, issue and deliver such Guarantee.

Penn Virginia Corporation

May 8, 2020

6. With respect to any Subscription Rights, the Company has the corporate power and authority to authorize the applicable Subscription Agreement and the issuance and sale of such Subscription Rights and, when the Board has taken all necessary corporate action to authorize and approve the applicable Subscription Agreement and the issuance and sale of such Subscription Rights, the Company will have the corporate power and authority to execute and deliver the applicable Subscription Agreement and to execute, issue and deliver such Subscription Rights.

7. With respect to any Warrants, the Company has the corporate power and authority to authorize the applicable Warrant Agreement and the issuance and sale of such Warrants and, when the Board has taken all necessary corporate action to authorize and approve the applicable Warrant Agreement and the issuance and sale of such Warrants, the Company will have the corporate power and authority to execute and deliver the applicable Warrant Agreement and to execute, issue and deliver such Warrants.

For purposes of the opinions set forth above, we have also assumed that each of the Company and the Virginia Guarantor will be validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia at the time of authorization and issuance of the applicable Security. The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company and the Virginia Guarantor is based solely upon our review of the Good Standing Certificates, as applicable.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Penn Virginia Corporation

May 8, 2020

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. Our opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP